UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 13, 2005
                                                         -----------------

                               CYTOGEN CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      000-14879                22-2322400
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


650 College Road East, CN 5308, Suite 3100, Princeton, NJ           08540
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        (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (609) 750-8200
                                                           --------------


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 8.01 OTHER EVENTS.

     On December 13, 2005, Cytogen Corporation, a Delaware corporation (the "Company"), announced that it has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with certain institutional investors for the sale of 3,729,556 shares of its common stock and 932,389 warrants to purchase shares of its common stock at a unit price of $3.56 per unit, through a registered direct offering. The Warrants have an exercise price of $4.25 per share and are not exercisable until six months after the closing of the transaction. The transaction is expected to provide gross proceeds of approximately $13.3 million to Cytogen before deducting costs associated with the offering, and will be used primarily for general corporate purposes, including the selling, marketing and clinical development of Cytogen's products and product candidates. The parties expect to close the transaction as soon as possible. The placement agent in this transaction will receive compensation consisting of (i) a cash fee equal to 5% of the aggregate gross proceeds and
(ii) warrants to purchase shares equal to 5% of the aggregate shares sold in the transaction (collectively with the warrants described above, the "Warrants").

     The shares of common stock and the shares of common stock underlying the Warrants offered by the Company in this transaction will be registered upon issuance under the Company's existing shelf Registration Statement (referred to below). The Company is not listing the Warrants on an exchange or any trading system and does not expect that a trading market for the Warrants will develop.

     On November 5, 2004, the Company filed a registration statement (File No. 333-120262) (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $70,000,000 of debt securities, common stock, preferred stock, warrants and units of the Company. The Commission declared the Registration Statement effective on November 14, 2004.

     A copy of each of the form of Securities Purchase Agreement, the form of Common Stock Purchase Warrant and the related press release of the Company, dated December 13, 2005, are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the transaction and the documents related thereto is qualified in its entirety by reference to such Exhibits.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

        Exhibit No.       Description
        -----------       -----------

           10.1 Form of Securities Purchase Agreement by and among the Company and the Purchasers dated December 13, 2005.

           10.2 Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser dated December 13, 2005.

           99.1           Press Release of the Company dated December 13, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYTOGEN CORPORATION



                                        By: /s/ Michael D. Becker
                                           -------------------------------------
                                           Michael D. Becker
                                           President and Chief Executive Officer

Dated:   December 14, 2005

                                  EXHIBIT INDEX


        Exhibit No.       Description
        -----------       -----------

           10.1 Form of Securities Purchase Agreement by and among the Company and the Purchasers dated December 13, 2005.

           10.2 Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser dated December 13, 2005.

           99.1           Press Release of the Company dated December 13, 2005.